JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179-0001 NYSE symbol: JPM www.jpmorganchase.com

JPMORGAN CHASE REPORTS NET INCOME OF
$9.1 BILLION, OR $2.68 PER SHARE, FOR THE THIRD QUARTER OF 2019

THIRD QUARTER 2019 RESULTS1

ROE 15% ROTCE[2] 18%	Common equity Tier 1[3] 12.3%	Net payout LTM[4,5] 98%

Firmwide Metrics	■	Reported revenue of $29.3 billion; managed revenue of $30.1 billion[2]
	■	Average total loans flat or up 3% excluding the impact of loan sales in Home Lending

CCB ROE 32%	■	Average loans down 4%; Home Lending loans down 12% impacted by loan sales; credit card loans up 8%
	■	Client investment assets up 13%; average deposits up 3%
	■	Credit card sales volume[6] up 10%; merchant processing volume up 11%

CIB ROE 13%	■	Maintained #1 ranking for Global Investment Banking fees with 9.3% wallet share YTD
	■	Total Markets revenue of $5.1 billion, up 14%

CB ROE 16%	■	Gross Investment Banking revenue of $700 million, up 20%
	■	Average client deposits of $173 billion, up 3%

AWM ROE 24%	■	Average loan balances up 7%
	■	Assets under management (AUM) of $2.2 trillion, up 8%

Jamie Dimon, Chairman and CEO, commented on the financial results: “JPMorgan Chase delivered record revenue this quarter, demonstrating broad-based strength and the resilience of our business model despite a more challenging interest rate backdrop. In Consumer & Community Banking, we had strong deposit and client investment asset growth. Our consumer lending businesses benefited from our continued investments and a favorable environment for borrowers, which helped drive healthy volumes in Home Lending and Auto and strong loan growth in Card.”

Dimon added: “We had record third quarter IB fees with particularly strong performance in DCM and ECM, and year-to-date we maintained our #1 global ranking with share gains across products and regions. Markets performance was solid, reflecting improved client activity – particularly in Fixed Income. Commercial Banking turned in a solid performance with continued momentum in investment banking and treasury services. And in Asset & Wealth Management, both AUM and client assets were a record helped by strong net inflows into long-term and liquidity products.”

Dimon concluded: “In the U.S. economy, GDP growth has slowed slightly. The consumer remains healthy with growth in wages and spending, combined with strong balance sheets and low unemployment levels. This is being offset by weakening business sentiment and capital expenditures mostly driven by increasingly complex geopolitical risks, including tensions in global trade. Regardless of the operating environment, JPMorgan Chase will continue to serve our customers, clients and communities globally, while investing in innovation, talent, technology, security and controls.”

FORTRESS PRINCIPLES

■	Book value per share of $75.24, up 8%; tangible book value per share[2] of $60.48, up 9%

■	Basel III common equity Tier 1 capital[3] of $188 billion and ratio[3] of 12.3%

■	Firm supplementary leverage ratio of 6.3%
OPERATING LEVERAGE

■	3Q19 reported expense of $16.4 billion; reported overhead ratio of 56%; managed overhead ratio[2] of 55%
CAPITAL DISTRIBUTED

■	$9.6 billion[5] distributed to shareholders in 3Q19
■ $6.7 billion of net repurchases and common dividend of $0.90 per share

SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES

■	$1.7 trillion of credit and capital[7] raised YTD

■	$188 billion of credit for consumers

■	$25 billion of credit for U.S. small businesses

■	$630 billion of credit for corporations

■	$785 billion of capital raised for corporate clients and non-U.S. government entities

■	$53 billion of credit and capital raised for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Jason Scott (212) 270-2479
[1]Percentage comparisons noted in the bullet points are for the third quarter of 2019 versus the prior-year third quarter, unless otherwise specified.
[2]For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes see page 7.
Media Contact: Joseph Evangelisti (212) 270-7438

JPMorgan Chase & Co.
News Release

In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments is also presented on a managed basis. For more information about managed basis, and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the third quarter of 2019 versus the prior-year third quarter, unless otherwise specified.

JPMORGAN CHASE (JPM)
Net revenue on a reported basis was $29.3 billion, $28.8 billion, and $27.3 billion for the third quarter of 2019, second quarter of 2019, and third quarter of 2018, respectively.

Results for JPM				2Q19		3Q18
($ millions, except per share data)	3Q19	2Q19	3Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - managed	$30,064	$29,566	$27,822	$498	2%	$2,242	8%
Noninterest expense	16,422	16,341	15,623	81	—	799	5
Provision for credit losses	1,514	1,149	948	365	32	566	60
Net income	$9,080	$9,652	$8,380	$(572)	(6)%	$700	8%
Earnings per share	$2.68	$2.82	$2.34	$(0.14)	(5)%	$0.34	15%
Return on common equity	15%	16%	14%
Return on tangible common equity	18	20	17
Discussion of Results:
Net income was $9.1 billion, up 8%.
Net revenue was $30.1 billion, up 8%. Net interest income was $14.4 billion, up 2%, largely driven by continued balance sheet growth and mix, largely offset by the impact of rates. Noninterest revenue was $15.7 billion, up $1.9 billion or 14%, and included approximately $350 million of gains related to loan sales in Home Lending8. Excluding these gains, the increase in noninterest revenue was largely driven by results in Fixed Income Markets in the Corporate & Investment Bank as well as Home Lending and Auto in Consumer & Community Banking.
Noninterest expense was $16.4 billion, up 5%, driven by higher volume- and revenue-related expenses and investments, including compensation and auto lease depreciation, partially offset by lower FDIC charges.
The provision for credit losses was $1.5 billion, up $566 million, largely as a result of reserve releases and net recoveries in the prior year.

JPMorgan Chase & Co.
News Release

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				2Q19		3Q18
($ millions)	3Q19	2Q19	3Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$14,259	$13,833	$13,290	$426	3%	$969	7%
Consumer & Business Banking	6,688	6,797	6,385	(109)	(2)	303	5
Home Lending[8]	1,465	1,118	1,306	347	31	159	12
Card, Merchant Services & Auto	6,106	5,918	5,599	188	3	507	9
Noninterest expense	7,290	7,162	6,982	128	2	308	4
Provision for credit losses	1,311	1,120	980	191	17	331	34
Net income	$4,273	$4,174	$4,086	$99	2%	$187	5%
Discussion of Results:
Net income was $4.3 billion, up 5%. Net revenue was $14.3 billion, up 7%.
Consumer & Business Banking net revenue was $6.7 billion, up 5%, predominantly driven by higher net interest income as a result of growth in deposit balances and margin expansion, as well as higher noninterest revenue on higher transaction volumes. Home Lending net revenue was $1.5 billion, up 12%, predominantly driven by higher net production revenue, largely offset by lower net interest income on lower loan balances. Card, Merchant Services & Auto net revenue was $6.1 billion, up 9%, driven by higher Card net interest income on loan growth and margin expansion, and higher auto lease volumes.
Noninterest expense was $7.3 billion, up 4%, predominantly driven by investments in the business including marketing and technology, as well as higher auto lease depreciation, partially offset by expense efficiencies and lower FDIC charges.
The provision for credit losses was $1.3 billion, up $331 million, and included a $50 million net reserve build. In Card net charge-offs were higher, in line with expectations, and the current period included a reserve build of $200 million as newer vintages season and become a larger part of the portfolio, compared to a reserve build of $150 million in the prior year. In Home Lending the current period included a reserve release of $100 million compared to a reserve release of $250 million in the prior year, as well as lower net recoveries. In Business Banking the current period included a $50 million reserve release.

JPMorgan Chase & Co.
News Release

CORPORATE & INVESTMENT BANK (CIB)

Results for CIB				2Q19		3Q18
($ millions)	3Q19	2Q19	3Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$9,338	$9,641	$8,805	$(303)	(3)%	$533	6%
Banking	3,301	3,248	3,245	53	2	56	2
Markets & Securities Services	6,037	6,393	5,560	(356)	(6)	477	9
Noninterest expense	5,348	5,487	5,175	(139)	(3)	173	3
Provision for credit losses	92	—	(42)	92	NM	134	NM
Net income	$2,809	$2,935	$2,626	$(126)	(4)%	$183	7%
Discussion of Results:
Net income was $2.8 billion, up 7%. Net revenue was $9.3 billion, up 6%.
Banking revenue was $3.3 billion, up 2%. Investment Banking revenue was $1.9 billion, up 8%, driven by higher debt and equity underwriting fees, partially offset by lower advisory fees, and reflected wallet share gains across products. Treasury Services revenue was $1.1 billion, down 7%, with deposit margin compression partially offset by fee growth and higher balances. Lending revenue was $329 million, down 1%.
Markets & Securities Services revenue was $6.0 billion, up 9%. Markets revenue was $5.1 billion, up 14%. Fixed Income Markets was $3.6 billion, up 25% compared to the prior year which reflected less favorable market conditions. The current quarter results were driven by strong client activity across products. Equity Markets revenue was $1.5 billion, down 5% compared to a strong prior year, reflecting lower revenues in derivatives which were partially offset by Cash Equities. Securities Services revenue was $1.0 billion, down 2%, with deposit margin compression largely offset by organic growth.
Noninterest expense was $5.3 billion, up 3%, driven by higher volume- and revenue-related expenses and investments, largely offset by lower legal expense and FDIC charges.
The provision for credit losses was $92 million, largely driven by reserve builds on select emerging market client downgrades, compared with a benefit of $42 million in the prior year.

COMMERCIAL BANKING (CB)

Results for CB				2Q19		3Q18
($ millions)	3Q19	2Q19	3Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$2,207	$2,211	$2,271	$(4)	—%	$(64)	(3)%
Noninterest expense	881	864	853	17	2	28	3
Provision for credit losses	67	29	(15)	38	131	82	NM
Net income	$937	$996	$1,089	$(59)	(6)%	$(152)	(14)%
Discussion of Results:
Net income was $937 million, down 14%.
Net revenue was $2.2 billion, down 3%, with lower net interest income driven by lower deposit margin, partially offset by higher deposit balances and noninterest revenue from strong investment banking performance.
Noninterest expense was $881 million, up 3%, predominantly driven by investments in the business, largely offset by lower FDIC charges.
The provision for credit losses was $67 million, compared with a benefit of $15 million in the prior year.

JPMorgan Chase & Co.
News Release

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				2Q19		3Q18
($ millions)	3Q19	2Q19	3Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$3,568	$3,559	$3,559	$9	—	$9	—%
Noninterest expense	2,622	2,596	2,585	26	1	37	1
Provision for credit losses	44	2	23	42	NM	21	91
Net income	$668	$719	$724	$(51)	(7)%	$(56)	(8)%
Discussion of Results:
Net income was $668 million, down 8%.
Net revenue of $3.6 billion was flat, as the impact of higher average market levels as well as deposit and loan growth, was offset by deposit margin compression.
Noninterest expense was $2.6 billion, up 1%, predominantly driven by continued investments in technology and advisors, partially offset by lower distribution and legal fees.
The provision for credit losses was $44 million, driven by net charge-offs, as well as reserve builds predominantly due to loan growth.
Assets under management were $2.2 trillion, up 8%, driven by inflows into both long-term and liquidity products and the impact of higher market levels.

CORPORATE

Results for Corporate				2Q19		3Q18
($ millions)	3Q19	2Q19	3Q18	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$692	$322	$(103)	$370	115%	$795	NM
Noninterest expense	281	232	28	49	21	253	NM
Provision for credit losses	—	(2)	2	2	NM	(2)	NM
Net income/(loss)	$393	$828	$(145)	$(435)	(53)%	$538	NM
Discussion of Results:
Net income was $393 million, compared with a net loss of $145 million in the prior year.
Net revenue was $692 million, compared with a net loss of $103 million in the prior year, driven by higher net interest income and noninterest revenue. Higher net interest income was driven by higher balances and mix as well as income related to loan sales in Home Lending8, partially offset by lower rates. Higher noninterest revenue reflected small net gains on certain legacy private equity investments compared to net losses in the prior year.
Noninterest expense of $281 million was up $253 million due to higher investments in technology and a higher net legal benefit in the prior year.

JPMorgan Chase & Co.
News Release

2. Notes on non-GAAP financial measures:

a.
In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement.

b.
Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $75.24, $73.88 and $69.52 at September 30, 2019, June 30, 2019, and September 30, 2018, respectively. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

JPMorgan Chase & Co.
News Release

Additional notes:

3.
Estimated. The Basel III regulatory capital rules became fully phased-in effective January 1, 2019. For additional information, see Key performance measures on page 59 and Capital Risk Management on pages 85-94 of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2018, and pages 44-48 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

4.	Last twelve months (“LTM”).

5.	Net of stock issued to employees.

6.	Excludes Commercial Card.

7.
Credit provided to clients represents new and renewed credit, including loans and commitments. Credit provided to small businesses reflects loans and increased lines of credit provided by Consumer & Business Banking; Card, Merchant Services & Auto; and Commercial Banking. Credit provided to nonprofit and U.S. and non-U.S. government entities, including U.S. states, municipalities, hospitals and universities, represents credit provided by the Corporate & Investment Bank and Commercial Banking.

8.
Noninterest revenue in CCB in the third quarter of 2019 included approximately $350 million of gains on loan sales in Home Lending. These gains were predominantly offset by a charge in net interest income in CCB for the unwind of the related internal funding from Treasury and CIO associated with these loans. This net interest income charge was offset by corresponding income recognized in Treasury and CIO.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.8 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, October 15, 2019, at 8:30 a.m. (Eastern) to present third quarter 2019 financial results. The general public can access the call by dialing (866) 541-2724 in the U.S. and Canada, or (706) 634-7246 for international participants. Please dial in 10 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call will be available beginning at approximately 12:30 p.m. on October 15, 2019, through midnight, October 29, 2019, by telephone at (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international); use Conference ID # 4099631. The replay will also be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and March 31, 2019, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.